                                                                    Exhibit 99.1

Designated Filer:                      Retail & Restaurant Growth Capital, L.P.
Issuer & Ticker Symbol:                Teletouch Communications, Inc. (TLLE.OB)
Date of Event Requiring Statement:     August 18, 2011

                            Joint Filer Information
Joint Filers:

1.  Name:     Retail & Restaurant Growth Partners, L.P.
Address:      2701 E. Plano Pkwy.
              Suite 200
              Plano, TX 75074

2.  Name:     Retail & Restaurant Growth Management, Inc.
Address:      2701 E. Plano Pkwy.
              Suite 200
              Plano, TX 75074